UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2019

AMMO, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

7681 East Gray Road

Scottsdale, Arizona 85260

(Address of principal executive offices)

480-947-0001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8 -K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

AMMO, INC.

Form 8-K

Current Report

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements Of Certain Officers

(b)	On November 10, 2019, AMMO, Inc. (the “Company”) received notice that Dan P. O’Connor submitted his resignation as a member of the Board of Directors of the Company. See Exhibit 17.1 attached hereto. During Mr. O’Connor’s tenure as a Director, he presented various concerns to the Board of Directors.

In response, and consistent with Delaware corporate law, governance best practices, and the best interests of the Shareholders of AMMO, Inc., the Board appointed a Special Investigative Committee (“SIC”) on May 29, 2019, comprised solely of non-employed (outside) Directors to investigate the O’Connor allegations. The SIC directly engaged an independent attorney with excess of 40 years of securities and corporate law practice experience to conduct and independent investigation. Upon completion of his extensive investigation, independent counsel provided a report to the SIC confirming his legal opinion finding no (a) governance deficiencies, (b) lack of legally required internal controls, (c) evidence of insider trading, (d) SEC reporting deficiencies, (e) lack of transparency with shareholders, (f) evidence of the creation of a hostile work environment, and/or (g) retaliatory action undertaken by the Company against an alleged “whistleblower”. It is the opinion of the Company and outside legal counsel that the claims set forth in Exhibit 17.1 are without merit. The report of independent counsel recommended an internal trading policy be adopted by the Company, which recommendation was accepted by the SIC. The SIC presented its recommendation to the full Board, which voted upon and approved the recommendation which was promptly implemented by the Company.

ITEM 9.01. Financial Statements and Exhibits

Exhibit Number	Description
17.1	Letter of Resignation From Dan P. O’Connor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2019	AMMO, INC.

	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer